Exhibit 99.1

Contacts:

For More Information:
At Applied Imaging Corp:                             At FRB/Weber Shandwick:
Barry Hotchkies, CFO                                 Jocelyn Hunter
408-562-0250                                                  415-248-3433

FOR IMMEDIATE RELEASE:

                 APPLIED IMAGING ANNOUNCES THIRD QUARTER RESULTS

Santa Clara, CA, October 29, 2003 - Applied Imaging Corp. (Nasdaq:AICX) today announced that revenues were $4.8 million in the third quarter of 2003, relatively unchanged from the second quarter of 2003, and a decrease of 13% from the $5.5 million reported in the third quarter of 2002. Sales in the first nine months of 2003 were $15.1 million, a decrease of 4% from the $15.7 million reported in the first nine months of 2002.

The Company posted a net loss of $797,000 in the third quarter of 2003, or a loss of $0.05 per share, compared with net income of $131,000, or $0.01 per share, in the third quarter of 2002. For the first nine months of 2003, the net loss was $1.4 million ($0.09 per share) versus a net loss of $211,000 ($0.01 per share) for the comparable period in 2002. The Company generated cash from operations totaling $614,000 in the first nine months of 2003 compared to consuming $929,000 in cash during the first nine months of 2002.

"Although we did not execute our overall sales plan in the quarter, I am pleased that our OncoPath sales were over $1.3 million in the third quarter and have exceeded $1.0 million in each of the first three quarters this year. We continue to be successful in selling our Ariol (TM)systems to the pharmaceutical, research and international markets," said Carl Hull, Applied Imaging President and Chief Executive Officer. "We are establishing a strong base for sales in the fourth quarter having already closed a number of significant customer orders in October that slipped from the end of our third quarter."

"We achieved an important milestone for the Company with the release of a new version of our CytoVision (R) system in the third quarter that enhances our customers' productivity, particularly for new multi-parameter DNA probe assays," continued Mr. Hull. "We continue to make progress on other operational milestones, with the initiation of clinical trials for two cancer markers on the Ariol in the third quarter. We also received our fifth U.S. patent for the detection of objects of interest through the analysis of multiple microscopic images."

Applied Imaging Third Quarter Earnings Conference Call

Applied Imaging management will hold a conference call today at 11:00 A.M. EST to present an overview of the third quarter and first nine months results. The teleconference can be accessed by calling 303-262-2171 or 800-240-6709 at least five minutes prior to the beginning of the call. The webcast will be available live on the Internet at the Company's Web site, www.aicorp.com, under Investor Relations. A replay of the call will be available through November 5, 2003, by dialing 303-590-3000 or 800-405-2236, passcode 556545. A replay of the webcast will be available online through the Company's Web site for 30 days.

About Applied Imaging

Applied Imaging Corp., based in Santa Clara, California, is the leading supplier of automated imaging systems utilized in genetics and pathology laboratories throughout the world for the analysis of chromosomes in cancer and prenatal disorders. The Company markets a range of imaging systems for fluorescence and brightfield microscopy applications, including the Company's Ariol (TM), MDS
(TM), SPOT (TM), CytoVision (R), PowerGene (R) and QUIPS (R) product lines. Applied Imaging has installed in excess of 3,000 systems in over 1,000 laboratories in more than 60 countries.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the Company's financial results for the third and fourth quarters of 2003, sales forecasts and the timing and success of the Company's new product launches and clinical trials are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. The Company's quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect the Company's business and its financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the form 10-K for the year ended December 31, 2002. The forward-looking statements are made as of October 29, 2003 and Applied Imaging is under no obligation to revise or update the forward-looking statements.

For additional information on Applied Imaging visit the Company's website at http://www.aicorp.com.

                            -Financial Tables Follow-

                     Applied Imaging Corp. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                (Unaudited, in thousands, except per share data)

                                         Three months ended                 Nine months ended
                                           September 30,                      September 30,
                                    -----------------------------      -----------------------------
                                         2003            2002               2003            2002
                                    -------------   -------------      -------------   -------------

Revenues                                 $ 4,833         $ 5,541           $ 15,063        $ 15,733
Cost of revenues                           2,147           2,111              6,312           5,947
                                    -------------   -------------      -------------   -------------
   Gross profit                            2,686           3,430              8,751           9,786
                                    -------------   -------------      -------------   -------------

Operating expenses:
   Research and development                  980             832              2,761           2,510
   Sales and marketing                     1,793           1,848              5,438           5,284
   General and administrative                709             584              1,978           1,915
   Restructuring                               -              (2)                 -             220
                                    -------------   -------------      -------------   -------------
     Total operating expenses              3,482           3,262             10,177           9,929
                                    -------------   -------------      -------------   -------------
Operating income (loss)                     (796)            168             (1,426)           (143)

Other income (expense), net                   (1)            (37)                30             (68)

                                    -------------   -------------      -------------   -------------
Net income (loss)                         $ (797)          $ 131           $ (1,396)         $ (211)
                                    =============   =============      =============   =============

Net income (loss) per share
       - basic                           $ (0.05)         $ 0.01            $ (0.09)        $ (0.01)
       - diluted                         $ (0.05)         $ 0.01            $ (0.09)        $ (0.01)

Weighted average shares outstanding
       - basic                            15,961          15,885             15,938          15,788
       - diluted                          15,961          16,140             15,938          15,788


                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                  September 30,  December 31,
                                                     2003            2002
                                                 -------------   -------------
                                                  (Unaudited)
ASSETS

Cash, restricted cash and
       cash equivalents                               $ 2,284         $ 3,053
Other current assets                                    6,808           9,203
Property and equipment, net                               806           1,014
Other assets                                            2,425           2,426
                                                 -------------   -------------
Total assets                                         $ 12,323        $ 15,696
                                                 =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                   $ 6,988         $ 8,989
Other liabilities                                         301             333
Stockholders' equity                                    5,034           6,374
                                                 -------------   -------------
Total liabilities and stockholders' equity           $ 12,323        $ 15,696
                                                 =============   =============